UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Applied Materials, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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The following was posted on the Applied Materials, Inc. external website on February 4, 2013.

Electronic Proxy FAQ

We are pleased to continue providing proxy materials to our stockholders primarily over the Internet rather than in paper form. Electronic distribution offers our stockholders expedited and convenient access to the information they need, lowers the costs of printing and delivering proxy materials, and helps to conserve natural resources.

Stockholders who have not previously specified that they wish to receive electronic or paper delivery of our proxy materials will receive a notice in the mail with instructions on how to access these materials and vote over the Internet or by telephone. This notice was mailed on January 22, 2013. Frequently asked questions regarding this notice, which we refer to as the “Notice of Internet Availability,” are set forth below.

Why did I receive a Notice of Internet Availability?

If you received a Notice of Internet Availability, you were an owner of Applied Materials common stock as of the close of business on January 9, 2013 (the “record date”). Stockholders who owned shares of Applied Materials common stock as of the record date are entitled to receive notice of, attend and vote at our 2013 Annual Meeting of Stockholders (“Annual Meeting”), which will be held on March 5, 2013 at 11:00 a.m. Pacific Standard Time at our corporate offices at 3050 Bowers Avenue, Building 1, Santa Clara, California 95054.

What is the Notice of Internet Availability?

The Notice of Internet Availability contains the following information:

•	a brief description of the items to be voted on at the Annual Meeting and the recommendation of Applied Materials’ Board of Directors with regard to voting on each item;

•	the website address where you can access the proxy materials and instructions on how to view them;

•	instructions on how to request paper or e-mail copies of the proxy materials if you prefer one of these alternative delivery methods; and

•	instructions on how to vote over the Internet, by telephone or in person at the Annual Meeting.

Importantly, the Notice of Internet Availability contains a 12-digit control number that you will need to access the proxy materials, to request printed copies of the proxy materials, and to vote your shares over the Internet or by telephone. For this reason, we recommend that you retain the Notice of Internet Availability through March 5, 2013, the date of our Annual Meeting.

How do I vote my shares?

If you received a Notice of Internet Availability, you will not receive a proxy card in the mail. Please follow the instructions contained in the Notice of Internet Availability on how to vote over the Internet or by telephone.

Your vote is important, and we encourage you to vote as soon as possible. Voting your proxy will ensure your representation at the Annual Meeting.

What is the deadline for me to vote my shares?

Your vote must be submitted by 11:59 p.m. Eastern Standard Time on Monday, March 4, 2013.

Will my personal information be protected when I visit the website to view the proxy materials or when I sign up for e-delivery?

Yes, your personal information will be protected when you view our proxy materials on the website specified in the Notice of Internet Availability. No “cookies” or other tracking features will collect your information, and your anonymity will be protected. Any e-mail address you provide solely to request a copy of the proxy materials will not be shared with any third party or used for any purpose other than to facilitate delivery of the proxy materials.

How can I request a printed copy of the proxy materials?

If you would like a printed copy of the proxy materials mailed to you free of charge, please follow the instructions provided in the Notice of Internet Availability. You may also request a printed copy of the proxy materials by clicking here: “Request Hardcopy” [link to be inserted] and following the instructions provided. Alternatively, if you would like to receive proxy materials by e-mail, you can enroll in Electronic Delivery by clicking here: “Request Electronic Delivery” [link to be inserted] and following the instructions provided.

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